Exhibit 23.1

                Consent of Independent Accountants

We consent to the incorporation by reference in this registration statement on Post-Effective Amendment No. 1 to Form S-4 (File No. 333-41563) of our report, dated March 19, 1998, except for Note 12, as to which the date is March 26, 1998, on our audits of the consolidated financial statements of Proffitt's, Inc. and Subsidiaries as of January 31, 1998 and February 1, 1997, and for each of the three years in the period ended January 31, 1998

                              /s/ Coopers & Lybrand L.L.P.

Birmingham, Alabama
May 4, 1998